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                                  Exhibit 23.3

         Consent of Independent Accountants, PricewaterhouseCoopers LLP


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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 10, 1997, except as to Note 12, which is as of December 19, 1997 appearing on page 39 of Biomagnetic Technologies, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule appearing on page 40 of such Annual Report on Form 10-K. We also consent to the incorporation by reference in the Registration Statement of our report dated January 10, 1997 appearing on page 3 of the Annual Report of the Biomagnetic Technologies, Inc. 1992 Employee Stock Purchase Plan on Form 11-K for the year ended September 30, 1997.


/s/PRICEWATERHOUSECOOPERS LLP



San Diego, California
August 3, 1998